UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2021

PepperLime Health Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40915	98-1610383
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

548 Market Street, Suite 97425

San Francisco, California 94104

(415) 263-9939

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	PEPLU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	PEPL	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PEPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Explanatory Note

PepperLime Health Acquisition Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amended Filing”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 25, 2021 (the “Original Filing”) solely to correct three typographical errors in the Report of Independent Registered Public Accounting Firm as part of Exhibit 99.1 of the Original Filing. The three typographical corrections are as follows: (1) to add “PepperLime Health Acquisition Corporation” before the defined term “Company”, (2) to include the as-of date for the accompanying balance sheet and related notes and (3) to include the as-of date of the financial position in connection with the provided opinion.

Except as described above, this Amended Filing does not amend, update or change any other items or disclosures in the Original Filing.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2021

PepperLime Health Acquisition Corporation

By:	/s/ Eran Pilovsky
Name:	Eran Pilovsky
Title:	Chief Financial Officer